Filed pursuant to Rule 424(b)(5)
Registration No. 333-296502
PROSPECTUS SUPPLEMENT
(to Prospectus dated June 12, 2026)
Up to $25,000,000
Common Stock

We have entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (which we refer to as the “Sales Agent”), relating to shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to the Sales Agent, as agent or principal.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “CVGI.” On June 17, 2026 the closing price of our common stock, as reported on The Nasdaq Global Select Market, was $5.29 per share.
Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agent will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the Sales Agent.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 18, 2026

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.
This prospectus supplement relates to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, as described under the heading “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus supplement and the documents incorporated by reference herein are accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus in making your investment decision. You should read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our common stock.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement and accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “Commercial Vehicle Group,” “CVG,” “we,” “us,” “our” and similar terms refer to Commercial Vehicle Group, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements made under “Prospectus Supplement Summary,” “Use of Proceeds,” and elsewhere in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.
These forward-looking statements include, but are not limited to, any statements contained herein that are not statements of historical fact, including without limitation, certain statements regarding industry outlook, the Company’s plans to improve financial results, the future of the Company’s end markets, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, the Company’s prospects in the wire harness and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment, including global supply chain constraints, inflation and labor shortages, tariffs and counter-measures, financial covenant compliance, anticipated effects of acquisitions or divestitures, production of new products, plans for capital expenditures and our results of operations or financial position and liquidity. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. You should read the information under the heading “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made.
These forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. We discuss many of these risks in the documents incorporated by reference herein. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.
Overview
Commercial Vehicle Group is a global provider of systems, assemblies and components to global commercial vehicle markets and electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries, and communities we serve.
We have manufacturing operations in the United States, Mexico, China, United Kingdom, Czech Republic, Ukraine, Morocco, Thailand, India and Australia. Our products are primarily sold in North America, Europe, and the Asia-Pacific region.
We primarily manufacture customized products to meet the requirements of our customer. We believe our products are used by a majority of the North American Commercial Truck manufacturers, many construction and agriculture vehicle original equipment manufacturers, parts and service dealers and distributors.
Corporate Information
We are incorporated in the State of Delaware. We maintain executive offices at 7800 Walton Parkway, New Albany, Ohio 43054, and our telephone number is (614) 289-5360. Our website address is www.cvgrp.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement.
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding immediately after this offering:	Up to 41,247,591 shares (as more fully described in the notes following this table), assuming sales of 4,725,897 shares of our common stock in this offering at an offering price of $5.29 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on June 17, 2026. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution:
Any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act from time to time through or to the Sales Agent, as agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds:
We currently intend to use the net proceeds from this offering for repayment of debt outstanding under our Term Loan (as defined below). See “Use of Proceeds” on page S-8 of this prospectus supplement for additional information.

Risk Factors:
Investing in our common stock involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The Nasdaq Global Select Market symbol:	“CVGI”
All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 36,521,694 shares of our common stock outstanding as of June 17, 2026. The number of shares outstanding as of June 17, 2026 as used throughout this prospectus supplement, unless otherwise indicated, excludes:
•An aggregate of 3,934,776 shares issuable upon the exercise of outstanding warrants, consisting of four warrants, two exercisable for 1,830,334 shares each and two exercisable for 137,054 each;
•An aggregate of up to 995,143 shares at target level (1,990,286 shares at maximum level) that may be issuable upon the vesting and settlement of outstanding performance-based equity awards; and
•An aggregate of 1,846,005 shares reserved for issuance under our Second Amended and Restated 2020 Equity Incentive Plan (assuming settlement of performance-based equity awards referenced above at the target level).
Unless otherwise stated, all information reflects an assumed public offering price of $5.29, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on June 17, 2026.

RISK FACTORS
You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our Securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline, and could result in you losing all or part of your investment.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Risks Related to this Offering
Our stockholders may experience dilution in the value of their investment or may otherwise have their interests impaired if we issue additional shares of our capital stock.
Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) allows us to issue up to 60,000,000 shares of our common stock and up to 5,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in dilution to the interests of existing stockholders.
Pursuant to our Certificate of Incorporation, our board of directors (the “Board”) may authorize the issuance of up to 5,000,000 shares of preferred stock at any time and from time to time, with such terms and preferences as the Board determines and without any stockholder approval other than as may be required by Nasdaq rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders.
We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.
In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our common stock, and holders of securities senior to the common stock would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agent. Because we have the discretion to determine the number of shares to be sold and the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Future sales of our common stock in the public market may depress our share price.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, including sales pursuant to the Sales Agreement, privately negotiated transactions, or block trades, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.

USE OF PROCEEDS
We may issue and sell shares of our common stock from time to time having aggregate sales proceeds up to $25,000,000. Because we have the discretion to determine the number of shares to be sold and the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully use the Sales Agreement with the Sales Agent as a source of financing.
We currently intend to use the net proceeds from this offering, if any, after deducting the Sales Agent’s commissions and related offering expenses payable by us, for repayment of debt outstanding under our Term Loan (as defined below). As of June 17, 2026, our outstanding indebtedness includes, among other obligations, a secured term loan facility with an aggregate principal amount of approximately $80 million, maturing June 27, 2030, bearing interest at a variable rate based on SOFR plus an applicable margin ranging from approximately 8.75% to 10.75%, and secured by substantially all of the assets of the Company and certain of its subsidiaries (the “Term Loan”). At June 17, 2026, the interest rate payable with respect to the Term Loan was 13.47031%. Pursuant to the terms of the Term Loan, proceeds from this offering must be used to prepay outstanding indebtedness under the Term Loan, with the applicable premium as a result of such prepayment.
Pending the use of our net proceeds from this offering described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities.

DIVIDEND POLICY
We have not declared or paid any dividends to the holders of our common stock in the past and do not anticipate paying dividends in the foreseeable future. Any future payment of dividends on our common stock will be at the discretion of our Board of Directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current or future debt agreements, and other factors that our Board of Directors may deem relevant.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with JonesTrading Institutional Services LLC, under which we may offer and sell our shares of common stock from time to time through or to the Sales Agent acting as agent or principal. Pursuant to this prospectus supplement, we may offer and sell up to $25,000,000 of our shares of common stock. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and the Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.
We will pay the Sales Agent a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its counsel in connection with (a) entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $75,000 in the aggregate, payable upon the execution of the Sales Agreement and (b) ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $7,500 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $0.3 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
The Sales Agent will provide confirmation to us before the open on the Nasdaq on the day following each day on which shares of common stock are sold under the Sales Agreement.
In connection with the sale of the shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.
This offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement; or (ii) the termination of the Sales Agreement as permitted therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon three (3) days’ prior notice.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act, and will be incorporated by reference in this prospectus supplement.
The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Sales Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agent may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Baker & Hostetler LLP, Columbus, Ohio. JonesTrading Institutional Services LLC is being represented in connection with this offering by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Commercial Vehicle Group, Inc. as of December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cvgrp.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statements, exhibits and schedules are available at the SEC or through its website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except any information that is superseded by information that is included in a document subsequently filed with the SEC.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until the termination of the offering of securities covered by this prospectus supplement, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026 (the “2025 Form 10-K”);
•Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 5, 2026;
•Our Current Reports on Form 8-K filed with the SEC February 6, 2026; April 1, 2026; April 2, 2026; April 28, 2026; and May 18, 2026; and
•the description of our common stock, par value $0.01 per share, included in our registration statement on Form 8-A (Registration No. 000-50890), filed on August 5, 2004, as subsequently amended and updated from time to time, including by our Description of Securities, filed as Exhibit 4.11 to our Annual Report on Form 10-K (Registration No. 001-34365), filed on March 16, 2020.
Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.
A copy of any document incorporated by reference in this prospectus supplement may be obtained at no cost by writing or telephoning us at the following address and telephone number:
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Attention: Aneezal Mohamed
Telephone: (614) 289-0326
Telecopy: (614) 289-0189
We maintain a website at www.cvgrp.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus supplement or accompanying prospectus.
You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates on the front pages of these documents.

PROSPECTUS
Commercial Vehicle Group, Inc.
$25,000,000
Common Stock
Warrants
Subscription Rights
Units
We may offer and sell an indeterminate number of shares of our common stock, par value $0.01 per share (the “Common Stock”), warrants to purchase Common Stock (the “Warrants”), subscription rights to purchase securities that may be offered under this prospectus (the “Subscription Rights”) and units comprised of one or more of the other securities that may be offered under this prospectus (the “Units”, and together with our Common Stock, Warrants and Subscription Rights, the “Securities”) from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
We may offer our Securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offerings. We may sell our Securities through agents, underwriters or dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.
This prospectus provides a general description of our Securities that we may offer. Each time we sell our Securities, we will provide specific terms of the Securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities. This prospectus may not be used to consummate a sale of our Securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “CVGI.” On June 1, 2026, the last reported sales price of our Common Stock was $5.13
Investing in our Securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our Securities.
Neither the SEC nor any state securities commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 12, 2026.

i

ABOUT THIS PROSPECTUS
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Commercial Vehicle Group”, “CVG”, “we”, “us”, and “our” refer to Commercial Vehicle Group, Inc., a Delaware corporation, and its consolidated subsidiaries.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. By using a shelf registration statement, we may sell our Securities, as described in this prospectus, from time to time in one or more offerings. Each time we sell our Securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing our Securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information incorporated by reference into this prospectus or described under the heading “Where You Can Find More Information.”
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations, and prospects may have changed. We will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein or therein. For general information about the distribution of Securities offered, please see “Plan of Distribution,” below. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Information Incorporated by Reference” and “Where You Can Find More Information,” before you make any investment decisions regarding the Securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Information Incorporated by Reference” and “Where You Can Find More Information,” below.
This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the Securities, including the merits and risks involved.
Neither we, nor any of our officers, directors, agents, representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Securities.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements made under “Prospectus Summary,” “Use of Proceeds,” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.
These forward-looking statements include, but are not limited to, any statements contained herein that are not statements of historical fact, including without limitation, certain statements regarding industry outlook, the Company’s plans to improve financial results, the future of the Company’s end markets, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, the Company’s prospects in the wire harness and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment, including global supply chain constraints, inflation and labor shortages, tariffs and counter-measures, financial covenant compliance, anticipated effects of acquisitions or divestitures, production of new products, plans for capital expenditures and our results of operations or financial position and liquidity. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. You should read the information under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made.
These forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. We discuss many of these risks in the documents incorporated by reference herein. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.
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PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 3, and in the documents incorporated by reference into this prospectus.
Overview
Commercial Vehicle Group is a global provider of systems, assemblies and components to global commercial vehicle markets and electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries, and communities we serve.
We have manufacturing operations in the United States, Mexico, China, United Kingdom, Czech Republic, Ukraine, Morocco, Thailand, India and Australia. Our products are primarily sold in North America, Europe, and the Asia-Pacific region.
We primarily manufacture customized products to meet the requirements of our customer. We believe our products are used by a majority of the North American Commercial Truck manufacturers, many construction and agriculture vehicle original equipment manufacturers ("OEMs"), parts and service dealers and distributors.
Corporate Information
We are incorporated in the State of Delaware. We maintain executive offices at 7800 Walton Parkway New Albany, Ohio 43054, and our telephone number is (614) 289-5360. Our website address is www.cvgrp.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
The Securities That May Be Offered
We may offer or sell Common Stock, Warrants, Subscription Rights, and Units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $25,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the Securities being offered and the net proceeds we expect to receive from that sale.
The Securities may be sold from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings into an existing trading market, Subscription Rights offering, or a combination of these methods, to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution” or in any applicable prospectus supplement. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of Securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may offer shares of our Common Stock, par value $0.01 per share, either alone or underlying other registered Securities convertible into our Common Stock. Holders of our Common Stock are entitled to receive dividends declared by our board of directors out of assets or funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. The holders of Common Stock have no preemptive rights.
Warrants
We may offer Warrants for the purchase of Common Stock. We may offer Warrants independently or together with other Securities.
Subscription Rights
We may offer Subscription Rights to purchase our Common Stock, Warrants or units consisting of some or all of these Securities. These Subscription Rights may be offered independently or together with any other Security offered hereby and may or may not be transferable by the stockholder receiving the Subscription Rights in such offering.
Units
We may offer Units comprised of one or more of the other classes of Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit.

RISK FACTORS
You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our Securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline, and could result in you losing all or part of your investment.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Risks Related to the Offering
Future sales of our Common Stock in the public market may depress our share price.
Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.
Our stockholders may experience dilution in the value of their investment or may otherwise have their interests impaired if we issue additional shares of our capital stock.
Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) allows us to issue up to 60,000,000 shares of our Common Stock and up to 5,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in dilution to the interests of existing stockholders.
Pursuant to our Certificate of Incorporation, our board of directors (the “Board”) may authorize the issuance of up to 5,000,000 shares of preferred stock at any time and from time to time, with such terms and preferences as the board of directors determines and without any stockholder approval other than as may be required by Nasdaq rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying, or preventing a change of control.
We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our Common Stock as to distributions and in liquidation, which could negatively affect the value of our Common Stock.
In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt would receive distributions of our available assets before distributions to holders of our Common Stock, and holders of securities senior to the Common Stock would receive distributions of our available assets before distributions to the holders of our Common Stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our management will have broad discretion over the use of the proceeds received from any offerings pursuant to this prospectus, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the proceeds from offerings made pursuant to this prospectus, if any, and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the Securities to which this prospectus relates will be used for general corporate purposes, which may include repayment of debt outstanding at the time of the offering. Net proceeds may be temporarily invested prior to use. When we offer and sell the Securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such Securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our Common Stock is a summary and is qualified in its entirety by reference to our Certificate of Incorporation and amended and restated bylaws (“Bylaws”), copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.
General
As of the date of this prospectus, our authorized capital stock consists of 60,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of June 1, 2026, we had 36,521,694 shares of our Common Stock issued and outstanding.
Common Stock
Voting Rights. The holders of shares of our Common Stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Shares of our Common Stock do not have cumulative voting rights. The election of our Board is decided by a plurality of the votes cast by the holders of stock entitled to vote at a meeting of stockholders.
Dividends. Subject to the preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive such dividends as may be declared from time to time by the Board out of funds legally available therefor.
Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of liquidation, dissolution or winding up of the Company, holders of outstanding shares of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock.
Other Rights. Holders of Common Stock have no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.
Preferred Stock
Our Board is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board may designate the powers, designations, preferences, and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions of the shares of each series of preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation or any series. The rights, preferences, rights and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our Board will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the Common Stock.
The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of Common Stock until our Board determines the specific rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:
•restricting dividends on the Common Stock;

•diluting the voting power of the Common Stock;
•impairing the liquidation rights of the Common Stock;
•delaying or preventing changes in control or management of our Company.
Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of Delaware law and our Certificate of Incorporation and Bylaws contain provisions that could make the following transactions more difficult:
•acquisition of us by means of a tender offer;
•acquisition of us by means of a proxy contest or otherwise; or
•removal of our incumbent officers and directors.
Those provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.
Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and our Bylaws provide for the following:
Stockholder Meetings. Our Bylaws provide that in general a special meeting of stockholders may be called only by the Chairperson of the Board or pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of the Board.
Limits on Ability of Stockholders to Act by Written Consent. We have provided in our Bylaws that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws.
Authorized but Unissued Shares. The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Election of Director by Plurality of Shares. Our By-laws provide that directors will be elected by a plurality of the votes cast by the shares of Common Stock present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote at such meeting. There is no cumulative voting, and accordingly, directors may be elected with a vote of holders of fewer than a majority of the outstanding Common Stock.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock or is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s outstanding voting stock within three years prior to the determination of interested stockholder status.
Choice of Forum
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of fiduciary duty owed by any our directors, officers or other employees or stockholder to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in Delaware.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, P.O. Box 43078, Providence, RI 02940-3010, telephone: 781-575-2879.
Listing
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “CVGI.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the Warrants that we may offer under this prospectus. Warrants may be offered independently or in combination with Common Stock offered by any prospectus supplement. While the terms we have summarized below will apply generally to any Warrants that we may offer under this prospectus, we will describe the particular terms of any series of Warrants in more detail in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of Warrants may specify different or additional terms.
General
The applicable prospectus supplement will describe the following terms of any Warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the Warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the Warrants will begin and the date on which that right will expire or, if you may not continuously exercise the Warrants throughout that period, the specific date or dates on which you may exercise the Warrants;
•whether the Warrants will be issued in definitive or global form or in any combination of these forms;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent, if any, for the Warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the Warrants on any securities exchange;
•if applicable, the minimum or maximum amount of the Warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the Warrants, if any;
•any redemption or call provisions; and
•any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange or exercise of the Warrants.
 Exercise of Warrants
Each Warrant will entitle the holder to purchase the Common Stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.
Upon receipt of payment and the properly completed and duly executed Warrant or warrant certificate, as applicable, at the corporate trust office of the warrant agent, if any, or at any other office indicated in the prospectus supplement, including ours, we will, as soon as practicable, issue and deliver the Common Stock purchasable upon such exercise. If fewer than all of the Warrants (or the Warrants represented by such warrant certificate) are exercised, a new Warrant or a new warrant certificate, as applicable, will be issued for the remaining Warrants.

Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any Warrant. A single bank or trust company may act as a warrant agent for more than one issue of Warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or Warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Warrant may, without the consent of the related warrant agent or of the holder of any other Warrant, enforce by appropriate legal action its right to exercise, and receive the Common Stock purchasable upon exercise of, its Warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue Subscription Rights to purchase our Common Stock, Warrants, or Units consisting of some or all of these Securities. These Subscription Rights may be offered independently or together with any other Securities offered hereby and may or may not be transferable by the stockholder receiving the Subscription Rights in such offering. In connection with any offering of Subscription Rights, we may enter into a standby arrangement with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any Securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any Subscription Rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the Subscription Rights;
•the exercise price payable for our Common Stock, Warrants, or Units consisting of some or all of these Securities, upon the exercise of the Subscription Rights;
•the number of Subscription Rights to be issued to each stockholder;
•the number and terms of our Common Stock, Warrants, or Units consisting of some or all of these Securities, which may be purchased per each Subscription Right;
•the extent to which the Subscription Rights are transferable;
•any other terms of the Subscription Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Subscription Rights;
•the date on which the right to exercise the Subscription Rights shall commence, and the date on which the Subscription Rights shall expire;
•the extent to which the Subscription Rights may include an over-subscription privilege with respect to unsubscribed Securities or an over-allotment privilege to the extent the Securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of Subscription Rights.

DESCRIPTION OF UNITS
We may issue Units comprised of one or more of the other Securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the Units that we may offer under this prospectus. While the terms summarized below will apply generally to any Units we may offer, we will describe the particular terms of any series of Units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any Units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.
Each Unit will be issued so that the holder of the Unit is also the holder of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of any included Securities. The unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately at any time, or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of Units being offered, including:
•the material terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;
•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and
•any material provisions of the governing unit agreement that differ from those described above.
We may issue Units in such amounts and in such numbers of distinct series as we determine.
The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each Unit, as applicable, and to any Common Stock or Warrant included in each Unit, as applicable.
Unit Agent
The name and address of the unit agent for any Units we offer will be set forth in the applicable prospectus supplement.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as unit agent for more than one series of Units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Unit may, without the consent of the related unit agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

DIVIDEND POLICY
The payment of dividends on our Common Stock will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current or future debt agreements, and other factors that our Board may deem relevant.

PLAN OF DISTRIBUTION
We may sell our Securities in one or more of the following ways (or in any combination) from time to time:
•pursuant to underwritten public offerings;
•in negotiated transactions;
•in block trades;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•subscription rights offerings,
•through underwriters or dealers;
•directly to purchasers;
•through agents; or
•through a combination of any of these methods of sale.
In addition, we may issue the Securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our Securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase Securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the Securities may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the Securities and any applicable restrictions.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of our Securities, our Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our Securities may be offered to the public either through underwriting syndicates, represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase our Securities will be subject to certain conditions precedent. The underwriters may be obligated to purchase all of our Securities if they purchase any of our Securities.
We may sell the Securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our Securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our Securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in connection therewith. Agents and underwriters may, in the ordinary course of business, be customers of, engage in transactions with, or perform services for us.
We may enter into derivative transactions with third parties, or sell our securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell our Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, each third party may use our securities pledged by us, or borrowed from us or others, to settle those sales or to close out any related open borrowings of our securities, and may use our Securities received from us in settlement of those derivatives to close out any related open borrowings of our securities. Each third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
We may sell the Securities to other stockholders of the Company through a rights offering. This prospectus may be used in connection with any offering of our Securities through any of these methods or other methods described in the applicable prospectus supplement.
If any underwriters or agents are utilized in the sale of the Securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the Securities being offered by this prospectus will be passed upon by Baker & Hostetler, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Commercial Vehicle Group, Inc. as of December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026 (the “2025 Form 10-K”);
•Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 5, 2026;
•Our Current Reports on Form 8-K filed with the SEC February 6, 2026; April 1, 2026; April 2, 2026; April 28, 2026; and May 18, 2026;
•the description of our Common Stock, par value $0.01 per share, included in our registration statement on Form 8-A (Registration No. 000-50890), filed on August 5, 2004, as subsequently amended and updated from time to time, including by our Description of Securities, filed as Exhibit 4.11 to our Annual Report on Form 10-K (Registration No. 001-34365), filed on March 16, 2020.
We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:
7800 Walton Parkway
New Albany, Ohio 43054
Attention: Aneezal Mohamed
Telephone: (614) 289-0326
Telecopy: (614) 289-0189
We maintain a website at www.cvgrp.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus. You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www. cvgrp.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the Securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

Up to $25,000,000
Common Stock

PROSPECTUS SUPPLEMENT

June 18, 2026